Exhibit 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2002, except for Note 20, which is as of March 28, 2002, relating to the financial statements and financial statement schedule of Chordiant Software, Inc., which appears in Chordiant Software, Inc.'s Annual Report on Form 10-K, for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 28, 2002